UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

000-50282
Commission File Number
Nevada	33-0986282
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

(Address of principal

executive offices, including Zip Code)

972.361.1200

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 10, 2007, Panda Ethanol, Inc. (the “Company”) announced that it has withdrawn its private offering of $140 million aggregate principal amount of 6% convertible, redeemable senior notes which was previously announced on June 5, 2007. The funds from the proposed offering were slated for construction of the Company’s ethanol facility in Yuma, Colorado and for general corporate purposes. The Company intends to continue to seek financing for its Yuma project once market conditions improve and continues to pursue alternative financing to cover future working capital needs. There is no assurance that the Company will be able to obtain such financings and, to the extent the Company is unable to obtain additional working capital financing, the Company may need to reduce development and administrative activities and costs until such financing is obtained and/or cash flow is achieved from the Hereford facility.

The withdrawal of the private offering should not have an effect on the construction of the Hereford facility, which is under construction with a design capacity of 115 million gallons per year of denatured ethanol. Based on the recovery plan recently implemented by Lurgi, Inc., management currently estimates that the Hereford facility will begin producing ethanol early in the first quarter of 2008 and will be fully operational by the end of the first quarter of 2008.

As a result of the withdrawal of the private offering, the Company was not in a position on July 2, 2007 to deliver a notice to proceed for the construction of the Yuma facility pursuant to the engineering, procurement and construction contract with Lurgi, Inc. Accordingly, the price for the construction of the Yuma facility has not been fixed. While management currently estimates that the construction costs for Yuma and any estimates derived from those costs will remain approximately within the range of the amounts previously disclosed, there can be no assurance that the construction costs will not change at the time that the Company is ready to issue the notice to proceed.

A copy of the press release announcing the withdrawal of the offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated July 10, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2007

PANDA ETHANOL, INC.

By:	/S/ MICHAEL TRENTEL
Name: Michael Trentel
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 10, 2007.

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